Exhibit 99.5

CONSENT OF EVERCORE GROUP, L.L.C.

August 22, 2017

Sonus Networks, Inc.

4 Technology Park Drive

Westford, MA  01186

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letters, dated May 22, 2017 and June 22, 2017, to the Board of Directors of Sonus Networks, Inc. (the “Company”) as Annex D to, and the references thereto under the captions “SUMMARY—Opinions of Sonus’ Financial Advisor”, “THE MERGERS—Background of the Mergers”, “THE MERGERS—Recommendation of the Sonus Board; Sonus’ Reasons for the Mergers” and “THE MERGERS —Opinions of Sonus’ Financial Advisor” in, the joint proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 filed by Solstice Sapphire Investments, Inc. with the U.S. Securities and Exchange Commission on August 22, 2017 (the “Registration Statement”) and relating to the proposed mergers involving the Company, Solstice Sapphire Investments, Inc., GENBAND Holdings Company, GENBAND Inc. and GENBAND II, Inc.  Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our opinion letters are not to be used, circulated, quoted or otherwise referred to for any other purpose, nor are they to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), joint proxy statement/prospectus or any other document, except in accordance with our prior written consent. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

EVERCORE GROUP, L.L.C.

By:	/s/ Naveen Nataraj
Naveen Nataraj
Senior Managing Director